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                                  EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-3289), Form S-8 (No. 33-15269), Form S-8
(No. 33-18966), Form S-8 (No. 33-46724), Form S-8 (No. 33-50270), Form S-8
(No. 33-50272), Form S-8 (No. 33-62394), Form S-8 (No. 33-57675), Form S-8
(No. 333-17407), Form S-8 (No. 333-25857), Form S-3 (No. 333-68507) and Form S-3
(No. 333-72059) of Noble Drilling Corporation of our report dated February 4, 1999 appearing on page 23 of this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 5, 1999